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                                                                     Exhibit 4.2

                         Form of Face of Book-Entry Note

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED NO.______________________________         CUSIP NO.__________________


Interest Rate:______________________________         Principal Amount: $________


Issue Date:   ______________________________


Maturity Date:______________________________


Interest Payment Date(s):___________________


Redemption Provisions:______________________


Repayment Provisions:_______________________


Survivor's Option:__________________________


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                       JOHN HANCOCK LIFE INSURANCE COMPANY
                              [SIGNATURENOTES(SM)]

         For value received, JOHN HANCOCK LIFE INSURANCE COMPANY, a stock life insurance company duly organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the "Company"), hereby promises to pay to Cede & Co., or registered assigns, at the office of __________________, _____________, __________, ________________, the principal amount stated above on the Maturity Date stated above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the Interest Rate per annum stated above (on the basis of a 360 day year of twelve 30 day months), in like coin or currency, on the Interest Payment Date(s) set forth above and on the Maturity Date (or on the date of redemption or repayment by the Company prior to maturity pursuant to mandatory or optional redemption provisions, provisions for redemption by the Company upon a Determination of Tax Event, or the Survivor's Option, in each case if provided in any Issuance Order or supplemental indenture applicable to this Note). The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered (i) if such Interest Payment Date occurs on the 15th day of a month, at the close of business on the first day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs, (ii) if such Interest Payment Date occurs on the first day of a month, at the close of business on the 15th day (whether or not a Business Day) of the calendar month preceding the month in which such Interest Payment Date occurs, or (iii) if such Interest Payment Date occurs on any day other than the first or 15th day of the month, at the close of business on the 15th day (whether or not a Business Day) preceding such Interest Payment Date; provided that, notwithstanding the foregoing clauses (i), (ii) and (iii), the Regular Record Date with respect to the final Interest Payment Date will be the final Interest Payment Date. At the option of the Company, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this Note.

         Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or the day to which the principal hereof has been paid (or duly provided for), as the case may be.

         Additional Amounts shall be payable if so provided in the Issuance Order or supplemental indenture applicable to this Note.

         This Global Note is one of a duly authorized issue of Notes of the Company designated as its [SignatureNotes(SM)] (hereinafter called the "Notes"), all issued or to be issued under and pursuant to an indenture dated as of __________ __, 2002 (herein called the "Indenture") duly executed by the Company to JPMorgan Chase Bank, Trustee (hereinafter, together with any successor thereto, called the "Trustee"), to which Indenture and all indentures supplemental thereto or Issuance Orders relating thereto, reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Notes.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall

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become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all affected series or Tranches of Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, that no such supplemental indenture shall (i) change the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any supplemental indenture, without the consent of the holders of all affected Notes then outstanding.

         No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

         Upon due presentment for registration of transfer of this Global Note at the office or agency of the Company in the Borough of Manhattan, the City of New York, a new Global Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Global Note shall be overdue), for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 2.03 of the Indenture) interest hereon and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Global Note.

         Under certain circumstances described in the Indenture, the Company will issue Notes in definitive form in exchange for the Global Notes. In such event, an owner of a beneficial interest in the Global Notes will be entitled to have Notes equal in aggregate

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principal amount to such beneficial interests registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $l,000.

      This Global Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws of such state.

      Capitalized terms used herein without definition and which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

      This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

      WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURE OF ITS DULY AUTHORIZED OFFICER.

                                            JOHN HANCOCK LIFE INSURANCE COMPANY


Date: _____________________________         By:________________________________
                                               Title


[SEAL]





                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE NOTES DESCRIBED IN THE WITHIN-MENTIONED INDENTURE.

                                            ___________________________________,
                                            AS TRUSTEE


                                            By:_________________________________
                                               Authorized Officer

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FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:


________________________________________.





Please print or typewrite name and address including postal zip code of assignee:

________________________________________________________________________________

________________________________________________________________________________

the within Global Note of JOHN HANCOCK LIFE INSURANCE COMPANY and hereby does irrevocably constitute and appoint__________________________Attorney to transfer the said Global Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:_____________________

SIGN HERE _________________________ NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS GLOBAL NOTE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

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